UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2018

Dominion Energy Midstream Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36684	46-5135781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

(804) 819-2000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

On June 27, 2018 Dominion Energy Midstream Partners, LP (the “Partnership”) issued 26,675,082 common units (“Common Units”) representing limited partner interests of the Partnership to its general partner, Dominion Energy Midstream GP, LLC (the “General Partner”). The issuance was made pursuant to the General Partner’s IDR Reset Election (the “IDR Reset Election”), as defined in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), as the sole owner of the Incentive Distribution Rights (as defined in the Partnership Agreement). Under the IDR Reset Election, the General Partner relinquished the right to receive incentive distribution payments based on the minimum quarterly and target cash distribution levels set at the time of the Partnership’s initial public offering. The minimum quarterly distribution amount was increased from $0.1750 to $0.3340.

The issuance of Common Units has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY MIDSTREAM PARTNERS, LP

By:	Dominion Energy Midstream GP, LLC,
its general partner

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: June 29, 2018

2